UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number:

Vet Online Supply, Inc.
(Exact name of registrant as specified in its charter)

Florida	7310	47-0990750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9612 West Hawthorne
Crystal River, Florida 34428
(442) 222-4425
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With Copies To
SD Mitchell & Associates, PLC
829 Harcourt Road – Grosse Pointe Park, Michigan 48230
(248) 515-6035

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	6,000,000	$0.10	$600,000.00	$69.72

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated September ___, 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

VET ONLINE SUPPLY, INC.
6,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Vet Online Supply, Inc. We are offering for sale a total of 6,000,000 shares of Common Stock at a fixed price of $0.10 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Edward Aruda, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Aruda will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Aruda will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $600,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.
	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (25% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (75% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.10	Not Applicable	$90,000.00	$240,000.00	$390,000.00	$540,000.00
Total	$0.10	Not Applicable	$90,000.00	$240,000.00	$390,000.00	$540,000.00

Our independent registered public accountant has issued an audit opinion for Vet Online Supply, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation product or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF VET ONLINE SUPPLY, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is September ___, 2015

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.
DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, 2015, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

September ___, 2015

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Vet Online Supply, Inc. (“VOS” or the “Company”) was incorporated in the State of Florida on May 31, 2014. We are a development stage company that engages in the sale of veterinary supplies for vet clinics of all sizes. We sell our products on the eCommerce web-based platform called OsCommerce, at our website www.vetonlinesupply.com.  Our website gives our customers the ability to purchase veterinary supplies at affordable prices, making an order any time of the day, any day of the week. On December 31, 2014, Ms. Kristy Pedotti, our Company’s founder, appointed Mr. Harold Minsky, as President; Ms. Pedotti resigned all positions she held with the Company. Mr. Minsky worked with Ms. Pedotti from the inception of our Company in the capacity of managing our daily operations. On May 1, 2015, Mr. Minsky resigned from all the positions he held with the Company, for personal reasons, and Mr. Edward Aruda, was appointed President and Director of the Company.  Mr. Aruda is currently our sole officer and director of the Company. Our headquarters are located at 9612 West Hawthorne Crystal River, Florida 34428

Although online sales of veterinary products is not new, our business model is based on the premise that this sales medium will continue to grow as the popularity of online purchasing and price competition continues to grow. We believe that by providing a low cost, yet high quality product line, Vet Online Supply will become a go to solution for online veterinary supply purchasing.  In the past, veterinary supply companies primarily used catalogues and on foot visiting representatives for sales. As Internet eCommerce has become more popular, veterinarians can now take advantage of the ease and price points of ordering their supplies online.  Eliminating the cost of printing catalogues is a benefit to our company.   Vet Online Supply via the Internet has the ability to reach out and advertise to virtually every veterinary office in the United States that has Internet access. Having the ability to instantly contact potential customers both locally and nationwide is one of the major benefits of this marketing strategy. In addition, marketing through email is a cost effective and far reaching resource to connect with potential customers with discounts, specials, and new products. We believe that the online and email advertising is a major resource, and has the potential to allow veterinary clinics to create orders, 24/7.

Although we were only recently incorporated in 2014, we have launched our website, and began sales.  However, we have not commenced substantive operations, thus we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will not become a “fully reporting” company, but rather, we will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of “fully reporting” companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Since inception, our operations have consisted of incorporating our Company and formulating our business plan, programming and launching our eCommerce website, and beginning to fulfill orders online.   The Company intends to begin substantive operations within 2-3 months after we obtain a Notice of Effectiveness of this Offering and our initial plan of operations calls for the Company to begin marketing our advertising products to potential business clients. We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to fully launch our Company and properly market our advertising platform solution. We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large opt-in customer base as well as advertising clients.

Although our sole officer and director has only recently become interested in the veterinary supplies industry, and does not have any professional training or technical credentials in the development and maintenance of such a company, he has worked as a CEO in several start up companies with an emphasis on strategic business development and marketing at several companies. In addition to serving as our President and Sole Director, Mr. Aruda currently serves as CEO of Source Gold Corp, which is listed on the OTC markets.

    We have retained one qualified website/software developers who has built and is maintaining our website and advertising platforms. We also plan to hire qualified marketing and sales personnel staff if we are successful in raising capital through this Offering. We do not have any verbal or written agreements regarding the retention of any qualified personnel to date.

    Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date have low recorded revenues. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our products. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $60,000.00 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $60,000.00, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Mr. Aruda or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Vet Online Supply becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	Vet Online Supply, Inc.

Securities being offered	Up to 6,000,000 shares of Common Stock; our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.10

No Revocation
Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 50,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Edward Aruda.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $60,000.00.

Net Proceeds to the Company
The Company is offering 6,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.10 per Share for net proceeds, after offering expenses, to the Company at $540,000. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds
If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell 5% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell 5% or less of the offered shares the proceeds would not be enough to cover our anticipated offering expenses of approximately $60,000.00. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed advertising platform and products, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are conducting this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the products of an underwriter to sell the shares.  We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities, which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At June 30, 2015 we had cash on hand of $1,754.00 and an accumulated a deficit of $122,604. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt product obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Edward Aruda, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Aruda are inconsistent with the best interests of other stockholders.

Mr. Aruda, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 89.2% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Mr. Aruda will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Aruda may still differ from the interests of the other stockholders.

We contract to resell, and rely on another company to order, stock and ship our supplies; we risk losing the ability to source our product through them

We source our veterinary supplies for resell to our customers through a Canadian supplier named Concord Veterinary Supply, of which we have a reseller agreement (attached as an exhibit).  If the contract is cancelled we risk losing customers as we look for another supplier to contract with.  As well, if Concord Veterinary Supplies no longer stocks any of the supplies we resell, we will risk loss of customers as we are unable to fulfill their complete order, and they might not shop with us in the future.

There is substantial doubt about our ability to continue as a going concern.

At June 30, 2015, the Company has generated minimal revenue, and has a working capital deficit of $32,454 and an accumulated deficit of $122,604 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our marketing platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of fully reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we engage to assist in developing our advertising platform, and the establishment of our future sales and marketing team. The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Aruda and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Aruda, has committed to devote approximately 20 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Aruda is unavailable, or serving in his role as CEO of Source Gold Corporation, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Because our sole officer and director is also the sole officer and director of another public company, he may, at times, put the other company’s interests before our Company’s interests.

If Mr. Aruda puts the interest of Source Gold before the interests of our Company, there could be a negative impact on our business which could cause potential delays in the every day running of the business.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Mr. Aruda entered into a management agreement effective May 1, 2015 whereby he received a signing bonus of 50,000,000 shares valued at $75,000 in exchange for his services to the Company for a one year period ending April 30, 2016. As a result Mr. Aruda currently owns 100% of the issued share capital and will control 89.2% of the total issued and outstanding shares if this Offering is fully subscribed.

The eCommerce marketing industry is relatively new, and has experienced growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

The industry in which we intend to operate has grown as merchants and consumers have increasingly used the Internet to market and sell veterinary supplies. Given the limited history online sales in this industry, it is difficult to predict whether this market will continue to grow or whether it can be maintained. Additionally, we expect that the market will evolve in ways that may be difficult to predict. In the event of these or any other changes to the market, our success will depend on our ability to successfully adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed and our results of operations subject to a material negative impact.

We have a rapidly evolving business model and our proposed products and product offerings could fail to attract or retain customers or generate revenue.

Because we are a development stage company, we have a rapidly evolving business model and are regularly exploring the development of our marketing strategy and the introduction of our proposed products with respect to which we may have limited experience. In addition, our potential customers may not respond favorably to our products and offerings once launched.  If products we introduce fail to engage customers and initiate a change in behavior in their system for purchasing products, we may fail to acquire or retain enough customers to justify our investment, and our business may be materially and adversely affected. Our ability to retain or increase our customer base and revenue will depend heavily on our ability to innovate and to create successful products and products.

If we fail to acquire business customers and subscribing end-users to use and purchase our proposed products, our business will be harmed.

We must acquire customers that purchase and use our proposed products in order to generate revenue and achieve profitability. We cannot assure you that the revenue or gross profit from any customers we may acquire will ultimately exceed the cost involved with acquiring new customers. If consumers do not perceive our product offerings to be of high value and quality and low cost we may not be able to acquire or retain customers.

We believe that many of our new customers will originate from word-of-mouth and other non-paid referrals from existing customers; therefore, we must ensure that our existing customers remain loyal to our products in order to continue receiving those referrals. Once we establish a customer base, if our efforts to satisfy our established customers are not successful, we may not be able to acquire new customers in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new customers. Further, we believe that the level of communication among customers will influence our success. If the level of usage of our site for purchasing by our customer base declines or does not grow as expected, we may suffer a decline in customer growth. A significant decrease in the level of usage or customer growth would have an adverse effect on our business, financial condition and results of operations.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

The market for selling veterinary supplies online is a relatively new, yet growing industry. Our Company will compete for the sales of vet supplies with many companies that have had a long-standing relationship with the veterinary clinics. We expect to compete with these other companies principally on the basis of the quality of products we will be able to offer and our accessibility online, enabling ordering products 24/7 with overnight shipping. Our Company will also compete on the basis of price. Our principal competitors include California Veterinary Supply, Lampert Vet Supply, Valley Vet Supply, Miller Vet Supply, all of which offer online products similar to our proposed plan. Numerous other second tier resellers are entering into the marketplace.

We anticipate that most, if not all, of our competitors will have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to maintain their customers due to loyalty and comfort vs. change their behavior and be motivated to purchase from a different source.

We cannot assure you that we will be able to manage the growth of our Company effectively.

We plan to experience growth in demand for our products once we are able to successfully market our eCommerce site. We expect our number of employees and number of customers to increase once we begin the marketing of our site, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various customers, manufacturers, and employees. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base.

Government regulation of the Internet and eCommerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We will be subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and eCommerce. Existing and future regulations and laws could impede the growth of the Internet or other online products. These regulations and laws may involve taxation, tariffs, customer privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment products and the characteristics and quality of products. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or eCommerce.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. We will post privacy policies and practices concerning the collection, use and disclosure of customer data on our website and future applications. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of customers or merchants and adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web "cookies" for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business will depend on our ability to maintain and scale the website and fulfillment center; and any significant disruption in product on our website or applications could result in a loss of customers.

Customers will access our products to order through our website. Our reputation and ability to acquire, retain and serve our customers will be dependent upon the reliable performance of our website, eCommerce platform and Concord, our fulfillment center. As our customer base and the amount of products offered on our website begins to grow, we will need an increasing amount of network capacity. The operation of the eCommerce platforms for product inventory will be complex and could result in operational failures. In the event that our customer base or the amount of traffic to our website grows more quickly than anticipated, we may be required to incur significant additional costs. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our website and applications, and prevent our customers from accessing our products. Third-party providers will host our network infrastructure. Any disruption in these products or any failure of these providers to handle traffic could significantly harm our business.

Our business may be subject to seasonal sales fluctuations that could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business may be subject to some degree of sales seasonality; for example, during allergy season, allergen supplies will be more in demand.

As we grow our Company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using Paypal, which accepts credit card, debit card, and PayPal account payments. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We will rely on third parties to provide payment-processing products, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these products to us. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	products by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Florida law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Florida law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $600,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,500,000 shares (25%)	$150,000			$90,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$50,000
		SEC Filings	$2,500		Marketing Representatives	$-0-
		Transfer Agent	$3,500		Marketing Materials	$10,000
		Misc. Expenses	$14,000		Sales Representatives	$-0-
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$20,000
		TOTAL	$60,000		TOTAL	$90,000
3,000,000 shares (50%)	$300,000			$240,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$2,500		Marketing Representatives	$40,000
		Transfer Agent	$3,500		Marketing Materials	$20,000
		Misc. Expenses	$14,000		Sales Representatives	$30,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$40,000
		TOTAL	$60,000		TOTAL	$240,000
4,500,000 shares (75%)	$450,000			$390,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$2,500		Marketing Representatives	$80,000
		Transfer Agent	$3,500		Marketing Materials	$40,000
		Misc. Expenses	$14,000		Sales Representatives	$85,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$75,000
		TOTAL	$60,000		TOTAL	$390,000
6,000,000 shares (100%)	$600,000			$540,000	Platform and Website Hosting	$10,000
					Website/Software Developers	$100,000
		SEC Filings	$2,500		Marketing Representatives	$80,000
		Transfer Agent	$3,500		Marketing Materials	$125,000
		Misc. Expenses	$14,000		Sales Representatives	$85,000
		Legal & Accounting	$40,000		Working Capital
					- Admin/Professional Fees(2)	$140,000
		TOTAL	$60,000		TOTAL	$540,000

(1) Offering expenses have been rounded to $60,000 and have been partially paid subsequent to June 30, 2015 by way of a loan from Kensington Marketing, LLC for legal fees and Administration/Professional Fees(2),  which may include, but are not limited to, postage, telephone products, overnight delivery products, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations. On June 30, 2015 amounts advanced by Kensington Marketing LLC were transferred to a Convertible Promissory Note, which is interest free and due and payable within ninety (90) days of the Company getting notice of effect from this S-1 Registration Statement.

If 100% of the offered shares are sold we will receive the maximum proceeds of $540,000, after offering expenses have been paid.  We intend to allocate $10,000 to the hosting and servers needed to continue to develop our eCommerce platform and website. We will also budget $100,000 to hire one website developers for the development and continued maintenance of our eCommerce platform through the first twelve months. We intend to employ two full-time marketing representatives at $40,000 each, as well as two full-time sales representatives at $42,500 per representative. For our marketing campaign, we will budget $125,000 for marketing materials to properly launch our Company. Further, we will use $140,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered shares are sold we will receive $390,000, after offering expenses have been paid.  We still intend to allocate $10,000 to the hosting and servers, and $100,000 to hire two website/software developers for the development and continued maintenance of our eCommerce platform through the first twelve months. In this case we still intend to employ two full-time marketing representatives at $40,000 each, as well as two full-time sales representatives at $42,500 per representative. However, we will cut our budget to $40,000 for marketing materials in order to launch our Company. Further, we will have slightly less allocated for working capital, $75,000, including administrative and professional fees.

If 50% of the offered shares are sold we will receive $240,000, after offering expenses have been paid.  We still intend to allocate $10,000 to the hosting and servers, and $100,000 to hire two website/software developers for the development and continued maintenance of our eCommerce platform through the first twelve months. In this case we only intend to employ one full-time marketing representative at $40,000 per year, as well as only one full-time sales representative at $30,000 per representative. We will also cut our marketing materials budget significantly to $20,000 in order to launch our Company. Further, we will have only $40,000 allocated for working capital, including administrative and professional fees.

If 25% of the offered shares are sold we will receive $90,000, after offering expenses have been paid.  In this instance, we will still allocate $10,000 to the hosting and servers, yet only be able to hire one website/software developer for the development and continued maintenance of our eCommerce platform through the first twelve months at $50,000. In this case we will not have efficient funding to hire any additional staff for marketing or sales. We will also cut our marketing materials budget significantly to $10,000 in order to launch our Company Further, we will have only $20,000 allocated for working capital, including administrative and professional fees. In this case we may not be able to effectively launch and market our Company, as all of the marketing and sales tasks would depend on our President.

The funds from this Offering will not be used to pay Mr. Aruda for his services to the Company, whether provided prior to, during, or subsequent to the Offering.  Mr. Aruda has been compensated for his services by the issuance of 50,000,000 shares of the Company’s common stock valued at $75,000. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 50,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 6,000,000 shares of its Common Stock for sale at the price of $0.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Edward Aruda will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Aruda is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Aruda will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Aruda is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Aruda will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Aruda has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review, execute and deliver a Subscription Agreement; and

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the customer, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid.  All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DILUTION

We intend to sell 6,000,000 shares of our Common Stock at a price of $0.10 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 6,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	50,000,000	89.2%	$75,000(1)	11%	$0.0015
Purchasers of Shares	6,000,000	10.8%	$600,000	89%	$0.10
Total	56,000,000	100%	$675,000	100%

(1)
Subsequent to the organization of the Company, the Company issued 50,000,000 shares of its Common Stock, at $0.0015 per share for a total of $75,000 to Mr. Edward Aruda, currently our sole officer and director, as consideration for services rendered in the form of a signing bonus.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2015. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at June 30, 2015	($0.00065) per share	($0.00065) per share	($0.00065) per share	($0.00065) per share
Net tangible book value after giving effect to the Offering	$0.009063 per share	$0.006560 per share	$0.0.003916 per share	$0.001117 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.009712 per share	$0.007210 per share	$0.004565 per share	$0.001766 per share
Per Share Dilution to New Investors	$0.09029 per share	$0.09279 per share	$0.09543 per share	$0.09823 per share

If 100% of the offered shares are sold we will receive the maximum proceeds of $540,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $390,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $240,000 after offering expenses have been deducted. If 25% of the offered shares are sold we would receive $90,000 after offering expenses have been deducted.  If we sell 5% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s second home as our corporate headquarters, this space is located at 9612 West Hawthorne, Crystal River, Florida 34428 and we are using the space rent-free. Edward Aruda has a primary home residence in Carlsbad, CA, and often conducts business for VOS from this secondary location. As of the date of this filing, we have not sought to locate a space to lease for office space. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 90,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, each with $0.001 par value per share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

VOS has submitted to the Secretary of State of Florida an amendment to its Articles of Incorporation; we have established 10,000,000 shares of Preferred Stock which convert into 1 share of Common Stock for every 1 share of Preferred Stock. Both Common and Preferred Stock are $0.001 par value per share.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

 We have engaged the transfer agent West Coast Stock Transfer located at 721 N Vulcan Ave, Encinitas, California 92024. Upon being deemed effective, we intend to engage this transfer agent duly registered with the Commission.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF VET ONLINE SUPPLY, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Vet Online Supply, Inc. (“VOS” or the “Company”) was incorporated in the State of Florida on May 31, 2014. We are a development stage company that engages in the online sale of veterinary supplies to vet clinics and hospitals of all sizes. We have launched in 2014 a web-based eCommerce platform with our products on the url www.vetonlinesupply.com.  The website gives our potential clients the ability to purchase quality vet supplies placing their order any time of day at their convenience. Edward Aruda, who is currently our sole officer and director, has been with our Company since May 1, 2015 and managed our day-to-day operations. Our headquarters are located at 9612 West Hawthorne, Crystal River, Florida 34428.

Vet Online Supply is an American reseller of veterinary supplies.  We are a reseller for the products that are also sold by the Canadian company, Concord Veterinary Supplies. VOS sources our product through Concord Veterinary Supplies, and have a contract with Concord Veterinary Supplier’s owner, Trevor Kidd as a reseller.  Mr. Kidd acts as the fulfillment center, drop shipping all orders for all VOS’s online sales.  Mr. Kidd invoices VOS for the product purchased, and we bill our customer’s direct via our website, accepting prepaid for all orders via Paypal. Mr. Kidd acts solely as our fulfillment center, he does not engage with our customers, answers no phone calls for sales, and engages in none of VOS’s marketing.

Although selling veterinary supplies online is not entirely new, we anticipate that this medium will continue to grow as the popularity of Internet eCommerce continues to grow. We believe that by providing high quality supplies at competitive prices and to customers online, Vet Online Supply will become a go to solution for veterinary hospitals and clinics.  In addition, online vs. catalogue has the benefit of, among other things, search tools and accounts that remember previous purchases, and expedited ordering.

We hope to realize our full plan of operations by raising money through the sale of our securities, as contemplated within this Offering. We believe that if we are able to raise the full amount of funds contemplated herein, we would be able to launch our Company and properly market our advertising platform solution. Because of our location, initially we plan to introduce our marketing solutions within Los Angeles County. We will design a full marketing strategy to gain brand awareness, and ultimately obtain a large opt-in customer base as well as advertising clients.

Opportunity

We have formed our initial marketing and business model on certain data as reported by Vin News, “The veterinary economy is growing steadily again but attracting more patient visits appears to remain a challenge. Four separate surveys agree that average revenue at U.S. veterinary clinics grew in 2013, with reported gains ranging from 1.4 percent to 5.5 percent.   While the figures are a big improvement over the worst years of the economic downturn, 2009 and 2010, they are a slight slowdown compared with 2012, according to three of the four surveys. In addition, most of the revenue growth in 2013 stemmed from price increases rather than increased patient visits, continuing a trend that worries some leaders in the profession.”

http://news.vin.com/VINNews.aspx?articleId=32051

The pet industry is one of the few to be essentially "recession-proof," and its overall growth makes it one of the most intriguing investment opportunities in the market. The American Pet Products Association estimates that $58.51 billion will be spent on pets in the United States in 2014, a 5% increase from 2013; the following is how this projected spending is broken down:

    Looking at the opportunity of online vet supply distribution, we look to the revenues of one of the largest distributors, MWI Veterinary Supply (NASDAQ: MWIV ), to veterinarians in the United States. A factor for its company’s success is reported to be the fact that animal hospitals, like VCA Antech's, are becoming as technologically advanced as human hospitals, contributing to the fact that MWI has become a billion-dollar company.

On Feb. 6, MWI released first-quarter results for fiscal 2014, reporting earnings per share of $1.45 and revenue of $687.3 million; this represented growth of 9.9% and 19.9%, respectively, from the same period a year ago. The company also reaffirmed its outlook on fiscal 2014, calling for earnings growth of 10.5%-14.5% and revenue growth of 23%-25%. MWI Veterinary Supply and the pet health care industry have growth on their side, and MWI's stock sits nearly 20% below its 52-week high, resulting in an investment opportunity. Source (http://www.fool.com/investing/general/2014/04/01/5-ways-to-invest-in-the-growing-pet-industry.aspx).

As today's world moves toward online eCommerce solutions, we believe veterinary clinics will be hard pressed to ignore the cost and quality benefit of online ordering.  We realize there is a shift required, as most clinics and hospitals have been accustomed to the catalogue/representative method, and will take time to change behavior. We feel that now is the time to develop and launch our Company before this industry becomes over-saturated with other companies trying to gain market share.

Industry Overview

Having veterinary supplies available for sale online opens the door to every clinic and hospital (who has access to the Internet) to have access to tools, supplies, and instruments. Our website does not require a special account, or a qualification process. An account can be made if the user so chooses.  Compared to a representative sales force that travels to vet clinics, there is a lower cost to reach an unlimited number of veterinarians across the USA and world using the Internet; travel costs of representatives are eliminated. There is no time lag between the offering of a new product, and its availability online. Email blasts allow the companies to maintain constant, inexpensive communication with their customers, and to provide specials and discounts that motivate purchasing.

Current Operations

Since inception, our operations have primarily consisted of the organization of our business and the development of our business plan. Our business plan includes a three-phase plan that details the creation of our eCommerce site. Currently we are still in Phase 1 of our plan which includes following:

•	formation of our Company;
•	completion of our business plan;
•	loading products into eCommerce platform launching website live; and
•	the acquisition of funding.

All aspects of Phase 1 have been completed, with the exception of acquiring funding. After completing the work required to bring our website ready for commercial sales, Mr. Harold Minsky was named as the Company's sole officer and director on December 31, 2014; on that same date, our former officer and director, Ms. Kristy Pedotti resigned. On May 1, 2015, Mr. Minsky resigned and Mr. Edward Aruda was named our sole officer and director.  Operations and expenditures have included the incorporation of Vet Online Supply, Inc. under the laws of the State of Florida, and the formation of an extensive business plan in which we have mapped out all of the initial products that we will offer to our clients, as well as the development of the eCommerce website. Phase 1 will culminate with the completion of this Offering, which will hopefully enable us to raise capital through the sale of our securities and see us through Phases 2 and 3. Phase 2 involves hiring a software developer to help with the further customization and optimization of our eCommerce platform and we do not intend on entering Phase 2 until the Company raises additional funding either through completion of this Offering or through third parties if the Company does not receive sufficient proceeds from this Offering. Further descriptions of Phases 2 and 3 of our business plan are included in the “Plan of Operations” section of this prospectus.

Products

Vet Online Supply for Veterinarians:

Our company will offer veterinary products. We source all our supplies from Concord Veterinary Supply. http://www.concord-surgical.com/index.php.  Concord sources quality German stainless steel surgical instruments, which include orthopedic, general surgery, ophthalmic, and cruciate repair for large and small animals. The line of veterinarian dental instruments are supplied by Medesy, an Italian company with 600 years experience in instrument manufacture.  Concord also sources the products from other suppliers, including, but not limited to, Cislak, Integra-Miltex, Eli-medical, Crosstex, Barber of Sheffield, KVP (Kong Veterinary Products).

We offer on our website over 2000 items for use in veterinary clinics.  We hope to provide clients with a competitive cost, quality product. Individuals, clinics and hospitals of all sizes will be able to order online 24/7, from our website, with a minimum order of $100. Our products offered on our site will enjoy the benefit of eCommerce, compared to companies providing veterinary supplies using catalogue options, thus reducing costs, as the sale of products through us will not include catalogue design fees, printing fees, or any postage costs.

It is our hope that our eCommerce website will attract new customers with the ability to go to our website and create an account at no cost and order supplies as needed any hour of the day any day of the week.

Proposed Advertising Solutions Platform

Once a business has signed up for our emails, we send them offers on our vet supplies related to their specific specialty.  We will update via email on any new product or supply that comes available, real time. Subscribing customers will be able to use this information to stay updated on the industry’s newest offerings.

Marketing

We have engaged Separation Degrees – One, Inc. for marketing, with whom we have a signed marketing contract. They specialize in marketing for ecommerce websites.

The ECommerce Platform

Our site will allow customers to access various key features.  These features include:

Product Pages:

Each product can be found within its category easily through the left margin, selecting the category, or through the search site feature for the exact name of the product/tool. Within the product pages, customers will have the ability to view and purchase the specific product they require.

Product Page
Each product page contains name of product, product number, and detailed description:

Login Page
Customers can create a login id.  Within their account they can view all past purchases, track current purchases, and keep accounting of all products purchased.

Specials
Customers will be able to take advantage of even deeper discounts from VOS’s competitive pricing with the specials page.  Email blasts to the customer database will update them to the current special.

Best Sellers
Customers will be able to access Vet Online Supply’s best selling products on the Best Sellers page.  This enables them to view what other individuals, vets and clinics favor.

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languages: currencies: U.S. Dollar

VETONLINESUPPLY

Top » Catalog » Best Sellers

Categories

- **Best Sellers**
- Value Packs
- Dental
- EJAY Collars/Shields
- EJAY Drapes/Wraps
- Forceps
- General
- Gloves
- Infusion & Extension Sets
- Large Animals
- Needles
- Needle Holders
- Ophthalmic
- Orthopedic
- Retractors
- Scalpels/Blades
- Scissors

Best Sellers

Displaying 1 to 6 (of 6 products) Result Pages: 1

Basic Spay Pack

Includes all instruments shown below Savings of $4 ...

Model :	oel-PAK-01
Manufacturer :	
Quantity :	1000
Weight :	0.00

Cold Pack

Includes all instruments shown/listed below A pack ...

Model :	oel-PAK-03
Manufacturer :	
Quantity :	1000
Weight :	0.00

Cruciate Ligament Pack

A savings of $42.30! OEL-25-260T OEL-07-103 OEL-13 ...

Model :	oel-PAK-02
Manufacturer :	
Quantity :	1000
Weight :	0.00

Value Packs
Customers can find the best value and ease of purchasing by choosing to purchase our value packs.  Value packs will be a unique category on the eCommerce site.

New Products Page
The new products page contains the new products Vet Online has added to inventory.

Reviews
The site will contain the feature of enabling customers to submit reviews of any product they would like to submit a comment for.  VOS advocates customers to leave reviews.

Plan of Operations

Upon the completion of this Offering, and assuming we are able to successfully raise funding from the sale of our securities, we will begin Phase 2 of our business plan. In order to initiate Phase 2 of our operations, we will have to raise enough money to hire at least one website/software developer to further customize and optimize our eCommerce website.

We have begun the initial launch of our eCommerce platform and website. Assuming we are able to raise the maximum amount of funds from this offering, the full extent of Phase 2 of our business plan and development will include:

1.
Raising capital – We will begin raising funding through the sale of our securities as set forth within this Registration Statement. This will start as soon as we receive a Notice of Effectiveness from the SEC. We believe the expenses involved with becoming a public company will be approximately $60,000.

2.
eCommerce platform development – We have hired an eCommerce specialist named Separation Degrees – One, Inc. to begin the further customization, optimization, and marketing of our eCommerce platform and website. The optimization and search engine optimization, (SEO) of our eCommerce platform and website will entail the bulk of Phase 2, which will help our site gain presence and higher ranking on the internet, advertise our website through social media, and to customize the osCommerce platform, which will need customizing to make our website more friendly to our users.

3.
Hire additional staff –We intend to hire additional consultants to prepare for our marketing launch and assist with ongoing corporate development. In addition we plan to hire two full-time sales representatives to begin actively calling and building relationships with veterinary offices and clinics, and universities throughout the country. We will also plan to hire one full-time marketing representative to begin work marketing at trade shows. We will use the marketing ideas of our President, Edward Aruda, as set forth in our “Marketing Strategy” section.

Phase 3 of our business plan and development will be defined by the launch and marketing of our website to the general public. Phase 3 shall be characterized by the following:

Acquisition of clients – We intend to launch a marketing campaign in order to promote our products to potential customers. We will also offer six months of free shipping to the first 100 businesses that sign up for an account online.

In order to complete Phase 3 of our business plan, we will rely heavily on the management skills of our President and CEO Mr. Aruda.  He will have to work closely with our sales and marketing team to make sure that there is constant communication between each. The sales of our products will be directly related to the work that our marketing team is providing. In the months that follow our marketing plan launch, the work of our website developer will be critical as well. We hope to be in a phase of rapid growth, and our developer will be working hard to provide constant updates to our site, fixing any pricing errors, maintaining products online that are in stock, and optimizing our site to search engines. Our President will have to work hard to keep all components of our business on track.

Marketing Strategy

We would like to put our marketing strategy on a sound footing right from the start. We have begun initial market research and anticipate conducting in depth market research to develop a strategy that could launch our Company and provide us with rapid growth if executed properly and with the right staffing.

We plan to focus on three key factors when marketing our products to clinics, hospitals, independent vets, and universities:

Timing – We believe eCommerce will continue to grow, and that an opportunity lies in entering the Internet eCommerce for veterinary supplies.

Integration – Veterinary clinics are making more and more product purchases and restocking online, especially with the rise of online eCommerce. If a clinic is at all serious about saving time and money for their company, online ordering is a part of it.  As cited as an example of the industry trend in http://news.vin.com/VINNews.aspx?articleId=35086, Drs. Foster and Smith started in 1983 with 4 vet clinics and a 16 page catalogue. They continued to evolve, and launched their vet products website in 1998. In 2014 they recorded sales of $240 million dollars, and are signing a contract with Petco in 2015 to buy out their company.

     Customers and Statistics –

https://www.avma.org/KB/Resources/Statistics/Pages/Market-research-statistics-US-veterinarians.aspx

How our sales representatives promote our products to each business will differ depending on the specific type of business because they vary from large animal exclusive, large animal predominant, mixed animal, small animal predominant, small animal exclusive and equine.  Each of these clinics will have different product focuses, and varying purchasing timelines that will be serviced by representatives.

Growth Strategy

Initially, our target customers will be the predominant vet clinics within the large cities of the United States.  As we grow our client and end-user base, we hope to gain the attention of universities, as well as the general public in need of vet supplies at home, or at their ranch.  However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

-	attract new clients with our competitive costs and quality products, and by providing customers with a free, login account to manage all orders.

-	sustain lower operating costs per customer compared to other vet supply companies by having all marketing and materials Internet based.

-	deploy our capital more effectively by hiring a successful firm that specializes in the search engine optimization and social media marketing of eCommerce websites.

Competition

Our Company will compete for the sales of veterinary supplies with existing websites that sell similar products. Our principal competitors include, but are not limited to: Drs. Foster and Smith which is being purchased by Petco; MWI Veterinary Supply; California Veterinary Supply; Lampert Vet Supply; Valley Vet Supply; and Miller Vet Supply, all of which offer online products. Numerous other second tier resellers are also in the marketplace.

We anticipate that most, if not all, of our competitors will initially have greater name and brand recognition and access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our competitors may be able to purchase supplies and products at lower prices than us in the initial stages of our development. As a result, our operations may be significantly and negatively impacted by our larger, more established competitors. Once we commence Phase 2 of our operations, if we are not able to generate enough revenue by attracting new and businesses and/or by enticing our customers to buy our products, we may be forced to cease operations.

Our ability to compete successfully will depend, in part, on the quality of our products, size of our database of customers, as well as our marketing efforts and our ability to anticipate and respond to various competitive factors affecting the industry. These factors include the introduction of new products and technologies, changes in consumer preferences, demographic trends, economic conditions, and pricing strategies of competitors. As a result of competition, we may be required to:

•	increase overall spending to ensure we are offering the best quality products and pricing to our customers;
•	continually assess and evaluate our specials and other offers to ensure that we are offering the most compelling and affordable products
•	increase our advertising, promotional spending, commissions and other customer acquisition costs.

Employees and Consultants

As of the date of this filing, the Company has no full time or part time employees other than our sole officer and director, Mr. Edward Aruda. We currently rely on Mr. Aruda to manage all aspects of our business. Mr. Aruda has committed to devote up to 20 hours per week to our Company. We intend to add staff as the Company grows. Any such additions will be made at the judgment of management and to meet the Company's then current needs.  In addition we have hired a consultant to assist us with implementation of our marketing strategy.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF VET ONLINE SUPPLY, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the year ended December 31, 2014

For the year ended December 31, 2014 the Company recorded gross sales of $1,008, costs of goods sold of $925 and gross profit of $83.  We incurred operating expenses of $22,180, comprised of $7,000 in wages to the former President and Director of the Company, Mr. Minsky, at a rate of $1,000 per month, general office expense and website development fees of $15,150, and office expense of $30.

The Company recorded a net loss of $22,097.

As at December 31, 2014, the Company had a loss per share of $nil.

For the six months ended June 30, 2015

For the six months ended June 30, 2015, the Company recorded gross sales of $2,113, costs of goods sold of $1,485, and gross profit of $628 with no revenue reported during the comparative six months ended June 30, 2014.  We incurred operating expenses of $101,135 during the period ended June 30, 2015 as compared to $1,000 in the six months ended June, 30, 2014.  Expenses incurred during the period ended June 30, 2015 were comprised of $75,000 in wages paid by the issuance of 50,000,000 shares of common stock to the President and Director of the Company, Mr. Aruda, $5,000 in wages to the former officer and director Mr. Harold Minsky, at a rate of $1,000 per month until his resignation, general office expense, transfer agent and website development fees of $15,686, and professional fees of $5,449.  During the prior six month period ended June 30, 2014 the Company incurred expenses of $1,000 in wages to the former President and Director, with no further expenses incurred.

The Company recorded a net loss of $100,507

As at June 30, 2015, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended December 31, 2014

As at December 31, 2014, the Company had a cash and total asset balance of $364.

As at December 31, 2014 the Company had total liabilities of $7,311. Liabilities include $7,000 in unpaid management fees, and an increase of $311 for accounts payable and accrued liabilities relating to expenses paid on behalf of the Company.

On December 31, 2014 the Company issued 10,000,000 common shares to the former President and Director of the Company in consideration for services rendered valued at $15,150.  Subsequent to the fiscal year end, upon the resignation of our former President and Director, Mr. Minsky, the shares were canceled and returned to treasury in consideration for $1,000.

For the six months ended June 30, 2015 and 2014

As at June 30, 2015, the Company had a cash and total asset balance of $14,431 consisting of $1,754 in cash, $12,500 in deferred offering costs and $177 in other receivables.

As at June 30, 2015, the Company had total liabilities of $46,885. Liabilities include $12,000 in unpaid management fees ($4,000 as at December 31, 2014) to our former officer and director including $1,000 payable with respect to the cancelation of 10,000,000 shares previously issued to Mr. Minsky, and returned to treasury on May 1, 2015.  In addition liabilities at June 30. 2015 include an increase to accounts payable of $114,334 relating to expenses incurred, and an increase of $16,240 to convertible notes payable (2014 - $Nil) with respect to funds advanced to the Company to settled certain expenses.

On May 1, 2015 the Company canceled 10,000,000 common shares issued to the former President and Director of the Company in consideration for $1,000, and issued a total of 50,000,000 shares to the current President and Director, Edward Aruda, valued at $75,000 with respect to a management contract.  Subsequent to the fiscal year end, and upon the resignation of our former President and Director, Mr. Minsky, the shares issued to Mr. Minsky were canceled and returned to treasury in consideration for $1,000.

Cashflows from Operating Activities

Year ended December 31, 2014

During the period from May 31, 2014 (date of inception) to December 31, 2014, the Company has used cash of $364 for operating activities.

Six months ended June 30, 2015 and 2014

During the six months ended June 30, 2015, the Company has used cash of $14,850 for operating activities as compared to $1,000 used for operating activities during the prior comparative period ended June 30, 2014.

Cashflows from Investing Activities

Year ended December 31, 2014

During the period from May 31, 2014 (date of inception) to December 31, 2014 the Company has not incurred any investing activities.

Six months ended June 30, 2015 and 2014

During the six months ended June 30, 2015 and 2014 the Company has not incurred any investing activities.

Cashflows from Financing Activities

Year ended December 31, 2014

During the period from May 31, 2014 (date of inception) to December 31, 2014 the Company has not received cash from financing activities.

Six months ended June 30, 2015 and 2014

During the six months ended June 30, 2015 the Company received $16,240 from financing activities (2014- $Nil).

At June 30, 2015, we had cash on hand of $1,754.  We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this Offering will be approximately $100,000, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, development of our website platform, marketing costs and sales representatives. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $100,000 to meet our operating expenses for the next 12 months after the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to repay our Notes, if they become due, and allocate approximately $60,000 towards the hosting and servers for our platform, and the hiring of one full-time developer. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $60,000.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$100,000
Platform Hosting and Servers	10-12 months	$10,000
Platform Developers	10-12 months	$100,000
Marketing Representatives	10-12 months	$80,000
Marketing Materials	10-12 months	$200,000
Sales Representatives	10-12 months	$50,000
Total		$540,000*
*rounded to $540,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

 In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs.  The new standard will require debt issuance costs to be presented on the balance sheet as a direct reduction of the carrying value of the associated debt liability, consistent with the presentation of debt discounts.  Currently, debt issuance costs are presented as a deferred asset.  The recognition and measurement requirements will not change as a result of this guidance.  The standard is effective for the annual reporting periods beginning after December 15, 2015 and will be applied on a retrospective basis.   This amendment will not have a material impact on our financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon B F Borgers CPA PC Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions held by each person with us and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Aruda, the Company has no promoters, as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Edward Aruda	56	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Edward Aruda

Edward Aruda is the CEO of Vet Online Supply, Inc. with responsibility for the overall management of the company and also the marketing programs, brand management, and corporate sponsorships. Edward Aruda also serves as CEO of Source Gold Corporation. It is our belief that his position with Source Gold will not be a conflict with his 20 hours weekly dedicated to VOS.  Edward Aruda has also worked as a CEO in several start up companies with an emphasis on strategic business development and marketing. Notable is his successful ability to obtain financing for investment programs throughout North America, where he directed major investment and other partnering initiatives.

Edward’s greatest strengths are his creativity, drive and leadership. He thrives on challenges, particularly those that expand the company’s reach.

In 2015, Edward was selected by the City of Carlsbad, California to receive its Best of Carlsbad Awards for Corporate Campus; he believes in giving back to the community and has worked as a volunteer for Food For Thought, a food bank in Northern California.  Mr. Aruda has over twenty-five years of marketing experience and has specialized in bringing cutting edge technology and innovative ideas to the market. Mr. Aruda divides his time between his home in Carlsbad, California with his wife, and their two children, and his Florida home office. In his free time, Edward likes to surf and is a retired Pacific Regional light heavyweight champion for the World Tae Kwon Do Federation.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended 2014 and six months ended June 30, 2015. Our Board of Directors does not currently have, but may adopt, an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Edward Aruda (Appointed May 1, 2015)	Chairman, CEO, President, Secretary and Treasurer		75,000(3)	-0-	-0-	-0-	-0-	-0-	-0-	75,000
Harold Minsky (resigned May 1, 2015)	Chairman, CEO, President, Secretary and Treasurer	2015 2014	4,000(1) 7,000(1)	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- 15,150(2)	4,000 22,150

Notes to Summary Compensation Table:
(1)
As a result of a verbal agreement between the Company and Mr. Minsky, Mr, Minsky received a stipend of $1,000 for services rendered between June 1 and December 31, 2014.  A total of $7,000 has been accrued but unpaid as of December 31, 2014. Pursuant to a Management Agreement dated December 31, 2014 and made effective December 31, 2014, Mr. Minsky agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term would be automatically extended for successive one-year periods unless and until such time as either Mr. Minsky or the Company gave written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension would occur. In exchange, Mr. Minsky would receive a monthly fee of $1,000 per calendar month. Such fee payable on the first day of each calendar quarter. Mr. Minsky resigned on May 1, 2015. The fees due and owing Mr. Minsky remain accrued and unpaid as the date of this filing.

(2)
 Mr. Minsky received a total of 10,000,000 shares of common stock as consideration for the provision of services to the Company in the form of website development for marketing purposes.  On May 1, 2015 Mr. Minsky returned these shares to treasury for cancelation in consideration for $1,000.

(3)
On May 1, 2015 Mr. Edward Aruda was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement renewable for six months unless and until such time as either Mr. Edward Aruda or the Company were to give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus in the amount of $75,000 payable by way of 50,000,000 shares of the Company’s common stock was issued as fully paid and non assessable to Mr. Aruda effective as of the date of the agreement.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Edward Aruda	0	0	0	0	0	0	0	0	0
Harold Minsky (resigned May 1, 2015)	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Edward Aruda, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Edward Aruda, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Aruda collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Aruda unless the communication is clearly frivolous.

Code of Ethics

We have no Code of Ethics.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 1, 2015, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 1, 2015 we had 50,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Edward Aruda 9612 West Hawthorne Crystal River Florida 34428	50,000,000	100%

	Total	50,000,000	100%

(1)  Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

On May 1, 2015 Mr. Minsky resigned as our sole officer and director and returned 10,000,000 shares for cancelation in consideration for $1,000.  Concurrently Mr. Edward Aruda was appointed sole officer and director and was issued a total of 50,000,000 shares in respect of services valued at $75,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 2014, the Company authorized the issuance of 10,000,000 shares of its Common Stock, at $0.001515 to Harold Minsky in consideration of services provided. As a result, Mr. Minsky owns 100% of the issued and outstanding common shares of the Company.

As a result of a verbal agreement between the Company and Mr. Minsky, Mr, Minsky received a stipend of $1,000 for services rendered between June 1, 2014 and December 31, 2014.  On December 31, 2014, the Company entered into a Management Agreement (the “Management Agreement”) with Mr. Harold Minsky. Pursuant to the Management Agreement, Mr. Minsky agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Ms. Minsky or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Minsky shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter. Mr. Minsky agreed to accrue the fees until such time as the Company has sufficient resources to settle such amounts.

Upon Mr. Minsky being appointed as President and to our Board of Directors, Ms. Kristy Pedotii, who founded our Company, left the Company to pursue other personal pursuits and is no longer involved in the Company, nor does she currently have any affiliation with the Company.

Mr. Minsky resigned all of the positions he held with the Company, effective May 1, 2015. Upon his resignation, he returned his 10,000,000 shares to the Company for cancelation and in consideration of $1,000. A total of $11,000 has been accrued but unpaid as of June 30, 2015 in respect of his management agreement, and $1,000 is included in accounts payable – related party in respect of the $1,000 consideration for return of the shares.

On May 1, 2015 Mr. Edward Aruda was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement beginning on the Effective Date, and thereafter the Term may be renewable for six months unless and until such time as either Mr. Edward Aruda or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus in the amount of $75,000 payable by way of 50,000,000 shares of the Company’s common stock was issued as fully paid and non-assessable to Mr. Aruda effective as of the date of the agreement.  As a result Mr. Aruda owns 100% of the issued shares of the Company.

Further, Mr. Aruda provides us with office space free of charge at this time.

On June 30, 2015, the Company issued a Convertible Promissory Note, in the principal amount of $16,240 to Kensington Marketing LLC, to evidence various funds previously advanced by Kensington Marketing LLC to the Company during the six months ended June 30, 2015. The Convertible Promissory Note is interest free and due and payable within ninety (90) days of the Company getting notice of effect from its S-1 Registration Statement to be filed with the Securities and Exchange Commission. At any time prior to the maturity of the Convertible Promissory Note, Kensington Marketing LLC may elect to convert the debt amount into shares of the common stock of the Company at a fixed price of $0.10 per share.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)      any of our director(s) or executive officer(s);
(B)       any nominee for election as one of our directors;
(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or
(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. Their are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

B F Borgers CPA PC our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. B F Borgers CPA PC has presented its report with respect to our audited financial statements.

The validity of the shares sold by us under this prospectus will be passed upon for us by Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Florida General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

       These provisions require us to indemnify our directors and officers unless restricted by Florida law and eliminate our rights in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission as required.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis, as prepared by an Independent Certified Public Accountant.

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VET ONLINE SUPPLY INC.
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vet Online Supply, Inc.:

We have audited the accompanying balance sheet of Vet Online Supply, Inc. (“the Company”) as of December 31, 2014 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period May 31, 2014 (inception) through December 31, 2014. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Vet Online Supply, Inc., as of December 31, 2014, and the results of its operations and its cash flows for the period May 31, 2014 (inception) through December 31, 2014, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Lakewood, CO

September 17, 2015

VET ONLINE SUPPLY INC.

BALANCE SHEET

December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$364
Total current assets	364

TOTAL ASSETS	$364

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$311
Accounts payable – related parties	7,000
Total current liabilities	7,311

Total liabilities	7,311

Commitments and Contingencies

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value: shares authorized 10,000,000. Nil shares issued and outstanding.	-
Common stock, $0.001 par value: shares authorized 90,000,000; 10,000,000 shares issued and outstanding	10,000
Additional paid in capital	5,150
Accumulated deficit	(22,097)
Total stockholder’s equity (deficit)	(6,947)
TOTAL LIABILITIES & EQUITY	$364

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.

STATEMENT OF OPERATIONS

Inception Date (May 31, 2014) Through December 31, 2014

Net sales	$1,008
Cost of goods sold	925
Gross profit	83

Selling, general and administrative expenses	(22,180)

Income (loss) from operations	(22,097)

Net (loss)	(22,097)

Net (loss) per common shares (basic and diluted)	$(0.00)

Weighted average shares outstanding - Basic and diluted	10,000,000

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
	Common Shares	Common Stock	Preferred shares	Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance, May 31, 2014	-	$-	-	$-	$-	$-	$-
Issuance of common stock for Services	10,000,000	10,000	-	-	5,150	-	15,150
Net loss for the period	-	-	-	-	-	(22,097)	(22,097)
Balance, December 31, 2014	10,000,000	$10,000	-	$-	$5,150	$(22,097)	$(6,947)

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.

STATEMENT OF CASH FLOWS

Inception Date (May 31, 2014) Through December 31, 2014
Cash Flows From Operating Activities
Net loss	$(22,097)
Adjustments to reconcile net income to net cash provided from operating activities:
Shares issued for services provided by related party	15,150
Changes in operating assets and liabilities:
Accounts payable	311
Accounts payable – related party	7,000
Net cash provided used by operating activities	364

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-

Cash Flows From Financing Activities
Net cash provided from financing activities	-

Increase (decrease) in cash and cash equivalents	364

Cash and cash equivalents at inception date	-
Cash and cash equivalents at end of period	$364

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity: Vet Online Supply Inc. (the "Company") is a Florida corporation incorporated on May 31, 2014. We are a US based reseller of premium veterinary supplies. The goal of "Vet Online Supply" is to provide the USA with value priced, superior quality products. Vet Online Supply sources our products through Concord Veterinary Supply. Concord, established in 1999, is now one of Canada’s largest, independent suppliers of veterinary surgical and dental instruments. Our headquarters are located at 9612 West Hawthorne Crystal River, Florida 34428.

During August 2015 the Company filed amended articles with the Florida Secretary of State to:

-	Set a series of preferred stock, each one share being convertible into one share of common stock and with no voting rights;
-	Set par value for each of the preferred and common stock at $0.001 per share.

These financial statements include the retroactive application of this amendment.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a legal consulting firm to assist us in registering securities for trading by filing a Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Bulletin Board. We are now exploring sources of capital. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statement Presentation: The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Company has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the risks and rewards of ownership have been transferred to the customer, which is usually when title passes. Revenue is measured at the fair value of the consideration received, net of trade discounts and sales taxes.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at December 31, 2014 is Nil.

Inventories: The Company is a reseller of premium veterinary supply products and as such will not maintain inventory as all items are directly drop shipped to customers when ordered and no inventory is held on hand as a result.

Warranty: The Company is a reseller of products which are shipped to our customers directly from the manufacturer and as a result, there are no costs that may be incurred by the Company under the terms of the limited warranty provided by the manufacturers directly to the purchasers. We do not provide any provisions for obligations which may arise under manufacturer’s warranties and therefore at no time incur any warranty liabilities.

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $15,150 during the period May 31, 2014, (Date of Inception) to December 31, 2014.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New Accounting Pronouncements: In February 2013, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2013-4, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. This ASU is effective for interim and annual periods beginning after December 15, 2013 and requires the measurement of obligations

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

New Accounting Pronouncements (continued):

resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of: a) the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors; and b) any additional amount the reporting entity expects to pay on behalf of its co-obligors. Required disclosures include a description of the joint-and-several arrangement and the total outstanding amount of the obligation for all joint parties. The Company anticipates the adoption of this guidance will have minimal impact on its financial position, results of operations, cash flows or disclosures.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU is effective for fiscal years and interim periods beginning after December 15, 2013 and changes the presentation of unrecognized tax benefits. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

In April 2014, the FASB issued ASU No. 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU is effective within annual periods beginning on or after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015 with early adoption permitted in certain circumstances. This ASU changes the requirements for reporting discontinued operations. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers (Topic 606). This ASU is effective for annual periods beginning after December 15, 2016, including interim periods within that reporting period. This ASU changes the requirements for revenue recognition. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, cash flows and/or disclosures.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted this amendment effective this current fiscal year.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

2. GOING CONCERN

The Company has experienced net losses to date, and it has not generated revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3. COMMON STOCK

The Company’s authorized capital consists of 90,000,000 common shares with $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value.

Effective December 31, 2014 the Company issued 10,000,000 shares of common stock for services provided valued at $15,150.  There are no shares of preferred stock issued and outstanding.

4. RELATED PARTY TRANSACTIONS

On December 31, 2014, the Company issued 10,000,000 shares of common stock to the Company’s President, Secretary, and Chief Executive Officer, Harold Minsky in consideration for services provided valued at $15,150.

As a result of a verbal agreement between the Company and Mr. Minsky, Mr, Minsky received a stipend of $1,000 for services rendered between June 1 and December 31, 2014.  A total of $7,000 has been accrued but unpaid as of December 31, 2014 in respect of this agreement. and is reflected on the Company’s balance sheet as accounts payable – related party.

On December 31, 2014 Mr. Minsky agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) under an employment agreement beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Minsky or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Minsky shall continue to receive a monthly fee of $1,000 per calendar month.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

5. OTHER EVENTS

On December 31, 2014 Ms. Kristy Pedotii, our sole officer and director, resigned as President, Secretary, and Chief Executive Officer of the Company.

On December 31, 2014 the Board of the Company appointed Mr. Harold Minsky as President, Secretary, and Chief Executive Officer of the Company as well as to the Company’s Board of Directors.

6. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During 2014, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $22,097 at December 31, 2014, and will begin to expire in the year 2034.

The Company had deferred income tax assets as of December 31, 2014 as follows:

December 31, 2014
Loss carryforwards	$7,500
Less - valuation allowance	(7,500)
Total net deferred tax assets	$-

7. SUBSEQUENT EVENTS

On January 1, 2015 Ms. Kristy Pedotii resigned as a member of the Board of Directors.

On May 1, 2015, the Company received the resignation of the President and sole director, Mr. Harold Minsky. In addition, Mr. Minsky concurrently agreed to return 10,000,000 shares of the Company issued for services provided in exchange for $1,000 effective as of the date of his resignation.

On May 1, 2015 Mr. Edward Aruda was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement beginning on the Effective Date, and thereafter the Term may be renewable for six months unless and until such time as either Mr. Edward Aruda or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus in the amount of $75,000 payable by way of 50,000,000 shares of the Company’s common stock was issued as fully paid an non assessable to Mr. Aruda effective as of the date of the agreement.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

7. SUBSEQUENT EVENTS (cont’d)

           On June 30, 2015, the Company issued a Convertible Promissory Note, in the principal amount of $16,240 to Kensington Marketing LLC, to evidence various funds previously advanced by Kensington Marketing LLC to the Company during the six months ended June 30, 2015. The Convertible Promissory Note is interest free and due and payable within ninety (90) days of the Company getting notice of effect from its S-1 Registration Statement to be filed with the Securities and Exchange Commission. At any time prior to the maturity of the Convertible Promissory Note, Kensington Marketing LLC may elect to convert the debt amount into shares of the common stock of the Company at a fixed price of $0.10 per share.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

VET ONLINE SUPPLY INC.
FINANCIAL STATEMENTS

Table of Contents

Page
Balance Sheets as of June 30, 2015 and December 31, 2014	F-14
Statements of Operations for the three and six months ended June 30, 2015 and 2014	F-15
Statements of Cash Flows for the six months ended June 30, 2015 and 2014	F-16
Notes to Financial Statements	F-17 to F-21

VET ONLINE SUPPLY INC.
BALANCE SHEETS

	June 30, 2015 (Unaudited)	December 31, 2014 (Audited)
ASSETS
Current assets
Cash and cash equivalents	$1,754	$364
Deferred offering costs	12,500	-
Other receivable	177	-
Total current assets	14,431	364

TOTAL ASSETS	$14,431	$364

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$18,645	$311
Accounts payable – related parties	12,000	7,000
Convertible note payable	16,240	-
Total current liabilities	46,885	7,311

Total liabilities	46,885	7,311

Commitments and Contingencies	-	-

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value: Authorized: 10,000,000 Preferred shares, no shares issued and outstanding	-	-
Common stock, $0.001 par value: shares authorized 90,000,000; 50,000,000 and 10,000,000 shares issued and outstanding respectively	50,000	10,000
Additional paid in capital	40,150	5,150
Accumulated deficit	(122,604)	(22,097)
Total stockholder’s equity (deficit)	(32,454)	(6,947)
TOTAL LIABILITIES & EQUITY(DEFICIT)	$14,431	$364

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.
STATEMENT OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net sales	$850	$-	$2,113	$-
Cost of goods sold	452	-	1,485	-
Gross profit	398	-	628	-

Selling, general and administrative expenses	(78,478)	(1,000)	(101,135)	(1,000)

Income (loss) from operations	(78,080)	(1,000)	(100,507)	(1,000)

Net (loss)	(78,080)	(1,000)	(100,507)	(1,000)

Net (loss) per common shares (basic and diluted)	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average shares outstanding - Basic and diluted	36,373,626	10,000,000	23,259,669	10,000,000

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.
STATEMENT OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Cash Flows From Operating Activities
Net loss	$(100,507)	$(1,000)
Adjustments to reconcile net income to net cash provided from operating activities:
Shares issued for services	75,000	-
Changes in operating assets and liabilities:
Deferred offering costs	(12,500)	-
Accounts payable	18,334	-
Accounts payable – related party	5,000	1,000
Other receivable	(177)	-
Net cash provided( used by) operating activities	(14,850)	-

Cash Flows From Financing Activities
Advances from third party	16,240	-
Net cash provided from financing activities	16,240	-

Increase (decrease) in cash and cash equivalents	1,390	-
Cash and cash equivalents at beginning of period	364	-
Cash and cash equivalents at end of period	$1,754	$-

The accompanying notes are an integral part of these Financial Statements.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity: Vet Online Supply Inc. (the "Company") is a Florida corporation incorporated on May 31, 2014. We are a US based reseller of premium veterinary supplies. The goal of "Vet Online Supply" is to provide the USA with value priced, superior quality products. Vet Online Supply sources our products through Concord Veterinary Supply. Concord, established in 1999, is now one of Canada’s largest, independent suppliers of veterinary surgical and dental instruments. Our headquarters are located at 2222 San Simeon Creek Road, Cambria, CA 93428.

During August 2015 the Company filed amended articles with the Florida Secretary of State to:

-	Set a series of preferred stock, each one share being convertible into one share of common stock and with no voting rights;
-	Set par value for each of the preferred and common stock at $0.001 per share.

These financial statements include the retroactive application of this amendment.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged a legal consulting firm to assist us in registering securities for trading by filing a Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTC Bulletin Board. We are now exploring sources of capital. In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Financial Statements Presented

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the six month period ended June 30, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2015.

Fiscal year end: The Company has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Revenue recognition and related allowances: Revenue from the sale of goods is recognized when the risks and rewards of ownership have been transferred to the customer, which is usually when title passes. Revenue is measured at the fair value of the consideration received, net of trade discounts and sales taxes.

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at June 30, 2015 and December 31, 2014 are Nil.

Inventories: The Company is a reseller of premium veterinary supply products and as such will not maintain inventory as all items are directly drop shipped to customers when ordered and no inventory is held on hand as a result.

Warranty: The Company is a reseller of products which are shipped to our customers directly from the manufacturer and as a result, there are no costs that may be incurred by the Company under the terms of the limited warranty provided by the manufacturers directly to the purchasers. We do not provide any provisions for obligations which may arise under manufacturer’s warranties and therefore at no time incur any warranty liabilities.

Advertising and Marketing Costs: Advertising and marketing costs are expensed as incurred and were $15,000 during the six months ended June 30, 2015.

Income taxes: The Company has adopted SFAS No. 109 – “Accounting for Income Taxes”. ASC Topic 740 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

New Accounting Pronouncements:  In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs.  The new standard will require debt issuance costs to be presented on the balance sheet as a direct reduction of the carrying value of the associated debt liability, consistent with the presentation of debt discounts.  Currently, debt issuance costs are presented as a deferred asset.  The recognition and measurement requirements will not change as a result of this guidance.  The standard is effective for the annual reporting periods beginning after December 15, 2015 and will be applied on a retrospective basis.   This amendment will not have a material impact on our financial statements.

2.	GOING CONCERN

The Company has experienced net losses to date, and it has not generated revenue from operations, we will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management of the Company has developed a strategy to meet operational shortfalls which may include equity funding, short term or long term financing or debt financing, to enable the Company to reach profitable operations.

3.	DEFERRED OFFERING COSTS

The Company is filing a Form S-1 Registration Statement to offer to the public up to 6,000,000 common shares at ten cents ($0.10) per share. The $12,500 in costs relating to such Registration Statement will be charged to capital, if such offering is successful. If the offering is not successful, the costs will be charged to expense. Presently the costs are reflected on the balance sheets of the Company as Deferred offering costs.

4.	COMMON STOCK

The Company has authorized 10,000,000 shares of preferred stock with par value of $0.001 and 90,000,000 shares of common stock, with par value $0.001. Each one share of preferred stock is convertible into one share of common stock, and preferred stock carries no voting rights.  As of June 30, 2015 and December 31, 2014, no preferred shares were issued and outstanding.

Common Shares issued during the six month period ended June 30, 2015:

On May 1, 2015, Mr. Minsky returned 10,000,000 shares of the Company issued for services provided in exchange for $1,000.  The shares were returned to treasury and canceled.

On May 1, 2015 a signing bonus in the amount of $75,000 payable by way of 50,000,000 shares of the Company’s common stock was issued to our sole officer and director, Edward Aruda.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

4. COMMON STOCK  (cont’d)

Common Shares issued during the year ended December 31, 2014:

Effective December 31, 2014 the Company issued 10,000,000 shares of common stock for services provided valued at $15,150 to our former officer and director, Mr. Harold Minsky.

At June 30, 2015 and December 31, 2014 we have 50,000,000 and 10,000,000 shares issued and outstanding, respectively.

5. WEBSITE DEVELOPMENT AGREEMENT

On March 1, 2015, the Company signed an engagement with a third party whereby the third party will provide design, technical development and interactive media services on the existing website running on the commerce platform for increased sales objectives.

A flat fee of $15,000 is nonrefundable and payable upon signing the engagement.

6. RELATED PARTY TRANSACTIONS

(1) Mr. Harold Minsky

On December 31, 2014 Mr. Minsky agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) under an employment agreement beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Minsky or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Minsky shall continue to receive a monthly fee of $1,000 per calendar month.

On May 1, 2015, the Company received the resignation of the President and sole director, Mr. Harold Minsky. In addition, Mr. Minsky concurrently agreed to return 10,000,000 shares of the Company issued for services provided in exchange for $1,000 effective as of the date of his resignation.

    During the six months ended June 30, 2015 a total of $11,000 has been accrued in respect of the aforementioned agreement. As of June 30, 2015, $12,000 is reflected on the Company’s balance sheet as accounts payable – related party (December 31, 2014 - $7,000).

(2) Mr. Edward Aruda

On May 1, 2015 Mr. Edward Aruda was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement beginning on the Effective Date, and thereafter the Term may be renewable for six months unless and until such time as either Mr. Edward Aruda or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus in the amount of $75,000 payable by way of 50,000,000 shares of the Company’s common stock was issued as fully paid an non assessable to Mr. Aruda effective as of the date of the agreement.

VET ONLINE SUPPLY INC.

NOTES TO FINANCIAL STATEMENTS

7. CONVERTIBLE PROMISSORY NOTE

On June 30, 2015, the Company issued a Convertible Promissory Note, in the principal amount of $16,240 to Kensington Marketing LLC, to evidence various funds previously advanced by Kensington Marketing LLC to the Company during the six months ended June 30, 2015. The Convertible Promissory Note  is interest free and due and payable on within ninety (90) days of the Company getting notice of effect from its S-1 Registration Statement to be filed with the Securities and Exchange Commission. At any time prior to the maturity of the Convertible Promissory Note, Kensington Marketing LLC may elect to convert the debt amount into shares of the common stock of the Company at a fixed price of $0.10 per share.

There is no beneficial conversion feature resulting from the conversion price compared to market price.

8. INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

Operating loss carry-forwards generated during the period from May 25, 2014 (date of inception) through June 30, 2015 of approximately $122,604, will begin to expire in 2034.   The Company applies a statutory income tax rate of 34%. Accordingly, deferred tax assets related to net operating loss carry-forwards total approximately $41,600 at June 30, 2015. For the six month period ended June 30, 2015, the valuation allowance increased by approximately $34,100.

The Company has no tax positions at June 30, or December 31, 2014, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company had no accruals for interest and penalties since inception.

The tax returns for the period from inception to December 31, 2014 are subject to examination by the Internal Revenue Service.

9.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$69.72
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$12,500.00
Transfer Agent and Registrar Fees and Expenses	$5,500.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$12,000.00
Total	$43,070.00	*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Florida Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Florida law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Florida against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Florida law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Florida law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 31, 2014, the Company authorized the issuance of 10,000,000 shares of its Common Stock, at $0.001515 per share to Harold Minsky in consideration for services provided.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Mr. Minsky owns 100% of the issued and outstanding common shares of the Company. On May 1, 2015 Mr. Minsky resigned all positions with the Company, and returned these shares to the Company for cancelation in consideration of $1,000.

On May 1, 2015 Mr. Edward Aruda was appointed to serve as President, CEO and Director of the Company to manage the affairs of the Company for a one (1) year period (the “Term”) under a management agreement beginning on the Effective Date, and thereafter the Term may be renewable for six months unless and until such time as either Mr. Edward Aruda or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, a signing bonus in the amount of $75,000 payable by way of 50,000,000 shares of the Company’s common stock was issued as fully paid an non assessable to Mr. Aruda effective as of the date of the agreement. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. As a result, Mr. Aruda owns 100% of the issued and outstanding common shares of the Company.

On June 30, 2015, the Company issued a Convertible Promissory Note, in the principal amount of $16,240 to Kensington Marketing LLC, to evidence various funds previously advanced by Kensington Marketing LLC to the Company during the six months ended June 30, 2015. The Convertible Promissory Note  is interest free and due and payable within ninety (90) days of the Company getting notice of effect from its S-1 Registration Statement to be filed with the Securities and Exchange Commission. At any time prior to the maturity of the Convertible Promissory Note, Kensington Marketing LLC may elect to convert the debt amount into shares of the common stock of the Company at a fixed price of $0.10 per share. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering. No commission was paid in connection with the sale of the promissory note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Vet Online Supply, Inc.
3.2	Bylaws of Vet Online Supply, Inc.
3.3	Amendment to articles of incorporation
4.1	Form of Subscription Agreement
5.1	Opinion of SD Mitchell & Associates, PLC, re: the legality of the shares being registered
10.1	Management Agreement between the Company and Edward Aruda dated May 1, 2015
10.2	March 1, 2015 Consulting Engagement Separation Degrees-One, Inc.
10.4	Convertible Promissory Note between the Company and Kensington Marketing LLC dated June 30, 2015
23.1	Auditor Consent
23.2	Consent of SD Mitchell & Associates, PLC, (included in Exhibit 5.1)

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.            To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.            To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.             For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)            Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 17th day  of September, 2015.

Vet Online Supply, Inc.

By:	/s/ Edward Aruda
Name:	Edward Aruda
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Aruda, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Vet Online Supply, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person(s) in the capacities and on the dates stated.

Signature	Title	Date

/s/ Edward Aruda	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	September 17, 2015
Edward Aruda

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Vet Online Supply, Inc.
3.2	Bylaws of Vet Online Supply, Inc.
3.3	Amendment to articles of incorporation
4.1	Form of Subscription Agreement
5.1	Opinion of SD Mitchell & Associates, PLC, re: the legality of the shares being registered
10.1	Management Agreement between the Company and Edward Aruda dated May 1, 2015
10.2	March 1, 2015 Consulting Engagement Separation Degrees-One, Inc.
10.4	Convertible Promissory Note between the Company and Kensington Marketing LLC dated June 30, 2015
23.1	Auditor Consent
23.2	Consent of SD Mitchell & Associates, PLC, (included in Exhibit 5.1)